UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 24, 2011

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	1-33981	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7700 France Ave. S., Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (952) 835-5900

3601 West 76th Street, Minneapolis, Minnesota 55435-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 24, 2011.  Proxies for matters to be voted upon at the annual meeting were solicited pursuant to Regulation 14 under the Securities Exchange Act of 1934, as amended.  Two proposals were voted upon at the annual meeting.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2011.  The final results for the votes regarding each proposal are set forth below.

1.             The following nominees were elected to the Board of Directors of the Company for a term of one year:

Name	For	Withhold	Broker Non-Votes

Brigid A. Bonner	2,131,560	165,967	2,193,897
Krzysztof K. Burhardt	2,119,188	178,339	2,193,897
Joseph T. Dunsmore	2,220,870	76,657	2,193,897
Galen G. Johnson	2,221,090	76,437	2,193,897
Brittany B. McKinney	2,221,910	75,617	2,193,897
Douglas C. Neve	2,221,090	76,437	2,193,897
Robert E. Woods	1,398,350	899,177	2,193,897

2.             The appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2011 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,394,857	90,084	6,483	0

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release entitled, “Analysts International Corporation Announces Results of Annual Shareholder Meeting.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 24, 2011	ANALYSTS INTERNATIONAL CORPORATION

/s/ Randy W. Strobel
Randy W. Strobel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release entitled, “Analysts International Corporation Announces Results of Annual Shareholder Meeting.”